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                                                                    EXHIBIT 11.1


                               ILEX ONCOLOGY, INC.
                        COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                               YEAR ENDED DECEMBER 31
                                                                                        ------------------------------------
                                                                                         1995           1996          1997
                                                                                        --------      --------      --------

COMPUTATION OF BASIC NET LOSS PER SHARE:
        Net Loss                                                                        $   (712)     $   (615)     $ (8,682)
                                                                                        ========      ========      ========

        Weighted Average Number of Shares of Common Stock and Common Stock Equivalents Outstanding:

             Weighted Average Shares of Common Stock Outstanding                           1,188         1,188        12,118
             Common Stock Equivalents Applicable to Convertible Preferred Stock (b)        5,992         7,062          --
             Weighted Average Number of Common Stock Equivalents Applicable
               to Stock Options and Warrants (b)                                             567           494          --
                                                                                        --------      --------      --------
                                                                                           7,747         8,744        12,118
                                                                                        ========      ========      ========

        Basic Net Loss Per Share                                                        $  (0.09)     $  (0.07)     $  (0.72)
                                                                                        ========      ========      ========

COMPUTATION OF DILUTED NET LOSS PER SHARE:

        Net Loss                                                                        $   (712)     $   (615)     $ (8,682)
                                                                                        ========      ========      ========

             Weighted Average Shares of Common Stock Outstanding                           1,188         1,188        12,118
             Common Stock Equivalents Applicable to Convertible Preferred Stock (b)        5,992         7,062          --

             Weighted Average Number of Common Stock Equivalents Applicable
               to Stock Options and Warrants (b)                                             567           559         1,204
                                                                                        --------      --------      --------
                                                                                           7,747         8,809        13,322
                                                                                        ========      ========      ========

        Diluted Net Loss Per Common Share and
          Common Share Equivalents (a)                                                  $  (0.09)     $  (0.07)     $  (0.65)
                                                                                        ========      ========      ========


(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.

(b) For December 31, 1995 and 1996, convertible stock, stock options and stock warrants issued within one year prior to an initial public offering with a conversion price or exercise price below the estimated initial public offering price have been included as outstanding for all periods specified by SAB No. 83 (Topic 4-D).